Exhibit 99.1

Bristol-Myers Squibb Appoints Three New Independent Directors

Announces $2 Billion  Accelerated Share Repurchase Program

(NEW YORK, February 21, 2017) – Bristol-Myers Squibb Company (NYSE: BMY) announced today that it has appointed Robert J. Bertolini, Matthew W. Emmens and Theodore R. Samuels to its Board of Directors, effective immediately. In connection with these appointments, the Board will temporarily expand to 14 directors until the 2017 Annual Meeting, to be held on May 2, 2017. Only 11 directors will stand for election at the meeting. Bristol-Myers Squibb also announced that it has entered into an accelerated share repurchase (“ASR”) program to repurchase, in aggregate, $2 billion of Bristol-Myers Squibb’s common stock.

Giovanni Caforio, M.D., chief executive officer of Bristol-Myers Squibb, said, “Bristol-Myers Squibb continues to take decisive action to best position the company for growth driven by our leading portfolio of Immuno-Oncology medicines, including Opdivo, and by an exciting diversified portfolio of medicines such as Eliquis and Orencia. We are committed to advancing the promising opportunities represented by our portfolio and pipeline in oncology as well as continuing our efforts to diversify through promising pipeline agents in heart failure, immunoscience and fibrosis. Our new directors add important experience and skills managing large businesses and operations, broaden our overall expertise in the pharmaceutical sector and more broadly in capital markets, and complement extremely well the existing skills on our Board. We look forward to working with them to advance our business strategy.

“In addition, the decision to implement an accelerated share repurchase program demonstrates our  focus on enhancing shareholder returns as we continue to capitalize on our long-term opportunities,” Caforio continued.

“I am pleased to welcome Bob, Matt and Ted to the Board, and know that their unique skill sets and experience will be invaluable to the company going forward,” said Lamberto Andreotti, chairman of the Board. “As I announced in December, I will be retiring as chairman, effective May 2, 2017. I am happy to be leaving with such a strong Board in place and am confident Bristol-Myers Squibb has a bright future.”

Bristol-Myers Squibb noted that, since JANA Partners LLC (“JANA”) became a Bristol-Myers Squibb shareholder in the fourth quarter of 2016, members of the Board and management have engaged in discussions with representatives of JANA to better understand their views. Today’s Board appointments follow discussions between the two parties regarding the Board.

“These three new independent directors will add valuable industry knowledge and fresh perspectives to the Board, and shareholders stand to reap a substantial benefit from the company's sizable investment in its undervalued shares,” said Barry Rosenstein, founder and managing partner of JANA. “These are two very positive developments for all Bristol-Myers Squibb shareholders.”

Togo D. West, Jr., the board’s lead independent director, said, “Bristol Myers-Squibb benefits from a strong Board that comprises leaders who have diverse expertise relevant to the company’s strategy and mission. We welcome Bob, Matt and Ted to the Board and look forward to their contributions.”

“Bristol-Myers Squibb is widely regarded as an innovator and a leader with a strong portfolio of assets that will help drive value for shareholders,” said Samuels. “I look forward to working with my colleagues on the Board to continue advancing the company’s important mission.”

“I am honored to join the Bristol-Myers Squibb Board and to work alongside some of the great minds in science and medicine,” said Emmens. “With a diverse portfolio and a strong pipeline, I am confident that Bristol-Myers Squibb will continue to find solutions for patients with high unmet medical needs.”

“I am pleased to be joining the Board during a period of innovation and scientific discovery,” said Bertolini. “I look forward to joining my fellow directors and the management team in helping Bristol-Myers Squibb with the compelling opportunities ahead.”

Accelerated Share Repurchase

Bristol-Myers Squibb has entered into an ASR program with each of Morgan Stanley & Co. LLC  and Goldman, Sachs & Co. to repurchase, in aggregate, $2 billion of Bristol-Myers Squibb’s common stock. The company expects to fund the repurchase with a combination of debt and cash. Approximately 80 percent of the shares to be repurchased under the transaction will be received by Bristol-Myers Squibb on February 28, 2017. The total number of shares ultimately repurchased under the program will be determined upon final settlement and will be based on a discount to the volume-weighted average price of Bristol-Myers Squibb’s common stock during the ASR period. The program is part of Bristol-Myers Squibb’s existing share repurchase authorization. Bristol-Myers Squibb anticipates that all repurchases under the ASR will be completed by the end of the second quarter of 2017. Bristol-Myers Squibb notes that it is commencing a 10b5-1 plan to facilitate continuous stock repurchase activity by the company.

Robert J. Bertolini

Bob Bertolini, who currently serves on the boards of Charles River Laboratories and Actelion Pharmaceuticals Ltd., is the former president and CFO of Bausch & Lomb. Previously, Bertolini served as executive vice president and CFO at Schering-Plough Corporation and as a Partner and Pharmaceutical Industry Practice Leader at PricewaterhouseCoopers LLC. He brings extensive  financial and accounting expertise and significant strategic and operational leadership experience in the biopharmaceutical industry to the Board of Bristol-Myers Squibb.

Matthew W. Emmens

Matt Emmens is the former chairman, president and CEO of Vertex Pharmaceuticals. Prior to Vertex, Emmens served as chairman and CEO of Shire Pharmaceuticals and as president and CEO of Astra Merck, the joint venture between Merck and Astra AB. He brings to the Board of Bristol-Myers Squibb more than 40 years of experience in the biopharmaceutical industry, with significant management, business development and operations expertise.

Theodore R. Samuels

Ted Samuels, who currently serves on the boards of Perrigo Company plc and Stamps.com, has more than 35 years of financial industry experience. As the former president of Capital Guardian Trust Company and a former global equity portfolio manager at Capital Group, Samuels has extensive business and operational experience, particularly with respect to economics, capital markets and investment decision making.

Morgan Stanley is serving as financial advisor to Bristol-Myers Squibb and Kirkland & Ellis LLP  is serving as legal counsel. Covington & Burling LLP is serving as legal counsel to Bristol-Myers Squibb in connection with the ASR.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol-Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube and Facebook.

Statement on Cautionary Factors

These materials contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations, market position, product development and business strategy. These statements may be identified by the fact that they use words such as "anticipate," "estimates," "should," "expect," "guidance," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

These factors include, among other things, effects of the continuing implementation of governmental laws and regulations related to Medicare, Medicaid, Medicaid managed care organizations and entities under the Public Health Service 340B program, pharmaceutical rebates and reimbursement, market factors, competitive product development and approvals, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, changes to business or tax planning strategies, difficulties and delays in product development, manufacturing or sales including any potential future recalls, patent positions, the ultimate outcome of any litigation matter, and our level of indebtedness. These factors also include the company’s ability to execute successfully its strategic plans, including its business development strategy, the expiration of patents or data protection on certain products, including assumptions about the company’s ability to retain patent exclusivity of certain products, and the impact and result of governmental investigations. There can be no guarantees with respect to pipeline products that future clinical studies will support the data described in this release, that the compounds will receive necessary regulatory approvals, or that they will prove to be commercially successful; nor are there guarantees that regulatory approvals will be sought, or sought within currently expected timeframes, or that contractual milestones will be achieved. For further details and a discussion of these and other risks and uncertainties, see the company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the SEC. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts
Bristol-Myers Squibb
Media:
Laura Hortas
609-252-4587
laura.hortas@bms.com
or
Joele Frank, Wilkinson Brimmer Katcher
Joele Frank / Andy Brimmer / Jamie Moser
212-355-4449

Investors:
John Elicker
609-252-4611
john.elicker@bms.com